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                                                                     EXHIBIT 4-A
                                                                     -----------
                     AMERITECH CAPITAL FUNDING CORPORATION

                             Officers' Certificate


     Each of the undersigned officers of AMERITECH CAPITAL FUNDING CORPORATION, a Delaware corporation ("Capital Funding"), does hereby certify as follows:

     (a) Each of the undersigned has read the Indenture dated as of January 1, 1990 (the "Indenture") among Capital Funding, Ameritech Corporation (formerly known as American Information Technologies Corporation) and Continental Bank, National Association, as Trustee (the "Trustee"), including Section 301 thereof, and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

     (b) A series of Debt Securities of Capital Funding entitled the Floating Rate Notes Due May 12, 1998 (the "Notes") to be issued under the Indenture has been established, and the terms and conditions thereto have been set forth in a Board Resolution (as defined in the Indenture and herein called the "Resolutions"), a copy of which Resolutions is set forth on Exhibit A hereto.

     (c) All conditions precedent provided for in the Indenture relating to the establishment of the Notes have been complied with.

     (d) In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the Notes and the terms and conditions thereof.
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     IN WITNESS WHEREOF, each of the undersigned on behalf of Capital Funding has placed his hand this 12th day of May, 1994.



                                        ___________________________________
                                        Title:


                                        ___________________________________
                                        Title:



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                      Resolutions of the Sole Stockholder
                    of Ameritech Capital Funding Corporation

     The undersigned, being the sole stockholder of AMERITECH CAPITAL FUNDING CORPORATION, a Delaware corporation (the "Company"), pursuant to the authority of Section 351 of the Delaware General Corporation Law, does hereby agree and consent to the following actions:

     WHEREAS, on December 20, 1989, the Board of Directors of the Company adopted resolutions which approved the issuance by the Company, from time to time, of its debentures, notes and/or other unsecured indebtedness in each case with maturities in excess of 270 days, or any combination thereof, and/or warrants or rights to purchase any of the foregoing (collectively, the "Debt Securities") in an aggregate principal amount (excluding the amount of any original issue discount) of up to $500,000,000 and authorized the Board of Directors of the Company to establish from time to time one or more series of the Debt Securities; and

     WHEREAS, the aggregate principal amount of Debt Securities which the Company may issue has been increased to $1,500,000,000 (excluding the amount of any original issue discount) pursuant to the resolutions of the Company's sole stockholder, Ameritech Corporation (formerly, American Information Technologies Corporation) ("Ameritech"), on March 21, 1990, June 28, 1990 and March 18, 1992.

     NOW, THEREFORE, BE IT RESOLVED, that a series of Debt Securities to be issued under the Indenture and to be known as the Floating Rate Notes due May 12, 1998 (the "Notes") are hereby created, approved, established and authorized, which Notes shall be limited to an aggregate principal amount of $225,000,000 and shall be executed, authenticated and delivered in accordance with the provisions of, and in all respects shall be subject to the terms, conditions and covenants of, the Indenture, as supplemented by any supplemental indentures (and each Officers' Certificate delivered to the Trustee thereunder).

     RESOLVED FURTHER, that the Notes shall have the following terms and conditions (capitalized terms used but not defined herein having the meaning ascribed thereto in the Indenture):

          a. The Notes will represent unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of Capital Funding. The Notes will be unconditionally guaranteed as to payment of principal and interest by Ameritech.

          b. The Notes will be limited to $225,000,000 aggregate principal amount, excluding Notes issued pursuant to Section
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     305 and 306 of the Indenture, and will mature on May 12, 1998.  The Notes will bear interest for each Interest Period (as defined below) at a rate per annum equal to LIBOR (as determined below) plus 0.05%. The period beginning on and including May 12, 1994 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or the date of maturity is referred to herein as an "Interest Period." LIBOR will be determined by the Trustee or such other financial institution as may be appointed by the Company, as calculation agent (the "Calculation Agent"), in accordance with the following provisions:

               (i) For each Interest Period, on the applicable Interest Determination Date (as defined below) the Calculation Agent will determine LIBOR for such Interest Period. LIBOR will be the offered rate (expressed as an interest rate per annum) for three-month deposits in U.S. dollars in the London interbank market which appears on Telerate Screen Page 3750 (to five decimal places), as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as Page "3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits).

               (ii) If, on any Interest Determination Date, LIBOR cannot be determined pursuant to (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months, commencing on the second London Business Day (as defined below) immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with

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          five ten-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the Calculation
          Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

     For purposes of calculating LIBOR, (i) "Interest Determination Date" for any Interest Period means the second London Business Day preceding the Interest Payment Date commencing such Interest Period or, in the case of the first Interest Period, the second London Business Day preceding May 12, 1994, and (ii) a "London Business Day" means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          Each interest payment on the Notes will include interest accrued to but excluding the applicable Interest Payment Date. Accrued interest from the date of issue or from the last date to which interest has been paid will be calculated by multiplying the face amount of the Notes by an accrued interest factor computed by multiplying the per annum rate of interest for the applicable Interest Period by a fraction the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360. The accrued interest factor will be expressed as a decimal rounded to the nearest ten-thousandth, with five hundred-thousandths rounded upwards.

          c. Until the Notes are paid or payment thereof is duly provided for, Capital Funding will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York, New York or Chicago, Illinois capable of performing the duties described herein to be performed by the Paying Agent. Continental Bank, National Association, 231 South LaSalle Street, Chicago, Illinois 60697, is initially appointed as the Paying Agent.

          d. Any payment otherwise required to be made in respect of a Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.


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          e. The Notes will not be subject to redemption prior to maturity and will not be entitled to any sinking fund.

          f. The Notes will be issued initially in the form of fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository"), and registered in the name of the Depository's nominee. Except as set forth in the Indenture or in the Prospectus dated April 25, 1994 or the Prospectus Supplement dated May 5, 1994, the Notes will not be issuable in certificated form.

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          RESOLVED FURTHER, that any of the Designated Officers, as that term is defined in the resolutions of the Company dated December 20, 1989 and March 13, 1990, is hereby authorized to perform all such acts and deeds and to prepare, execute, deliver and/or file all such agreements, documents, undertakings, certificates, instruments and other papers in the name and on behalf of the Company as he or she shall deem necessary or appropriate and incur such expenses as he or she deems necessary or appropriate, in order to carry out the purpose and intent of any and all provisions of the foregoing resolutions; and all such acts by the Designated Officers, or any of them, whether heretofore or hereafter done or performed, which are in accordance with the purpose and intent of these resolutions, are hereby ratified, confirmed and approved in all respects.



Dated:    May 5, 1994               AMERITECH CORPORATION


                                    By:__________________________

                                    Title:_______________________


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